Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
	Houston	Shanghai
November 2, 2010	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Calix, Inc.

1035 N. McDowell Blvd.

Petaluma, CA 94954

Re:	Registration Statement on Form S-4; up to 7,322,098 shares of common stock, par value $0.025 per share, of Calix, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Calix Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 7,322,098 shares of common stock, $0.025 par value per share (the “Shares”). The Shares are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2010 (as amended from time to time, the “Registration Statement”) in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010 (the “Merger Agreement”), by and among the Company, Ocean Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Ocean Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, and Occam Networks, Inc., a Delaware corporation (“Occam”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (i) assumed that prior to the issuance of any of the Shares (a) the Registration Statement will have become effective under the Act, (b) the stockholders of Occam will have adopted the Merger Agreement, and (c) the transactions contemplated by the Merger Agreement (other than the issuance of the Shares) will be consummated in accordance with the Merger Agreement, (ii) assumed that the proceedings proposed to be taken by the Company in connection with the issuance and delivery of the Shares will be taken in a timely manner, and (iii) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

November 2, 2010

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable stockholders of Occam, and have been issued by the Company against payment therefor in the circumstances contemplated by the Merger Agreement and the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the proxy statement/prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP